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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):       July 14, 1997
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                              ERC Industries, Inc.
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

       0-14439                                               76-0382879
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    (Commission File Number)           (IRS Employer Identification No.)


15835 Park Ten Place, Suite 115, Houston, Texas                77084
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(Address of principal executive offices)                    (Zip Code)


     Registrant's telephone number, including area code  (713) 398-8901
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                                 Not Applicable
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         (Former name or former address, if changed since last report)
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ITEM 5.  Other.
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     On July 14, 1997, ERC Industries, Inc., a Delaware corporation (the
"Company"), acquired 100% of the issued and outstanding capital stock of Church Oil Tools, Inc. ("Church").

     Church is a Houston, Texas-based manufacturer serving the drilling equipment market. Church sells blow out preventers, high pressure valves and specialized engineering services. Its customers include drilling contractors, rental tool companies and other related oilfield service companies. The Company plans to continue to operate Church in substantially the same manner as it was operated prior to the acquisition, and the principal stockholders of Church, Dan and Rick Church, entered into employment agreements with the Company in connection with the transaction. Church's business will be conducted through a new business unit of the Company to be called Wood Group Drilling Products.

     In connection with the transaction, the Company paid the Church stockholders a purchase price consisting of $1,000,000 in cash and $4,000,000 in promissory notes bearing interest at 8% per annum until maturity in July 2001. In addition, the Company agreed to pay the stockholders up to an additional $1,000,000 in the event that Church's earnings exceed certain thresholds during 1999 and 2000. The source of the funds for the purchase was cash on hand. The Company intends to account for the transaction as a purchase.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ERC Industries, Inc.



                              By: /s/ James E. Klima
                                 ------------------------------------------
                                 James E. Klima
                                  Vice President and Chief Financial Officer



Date: July 30, 1997


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